Exhibit 16.1

December 31, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Medicale Corp.’s statements included under Item 4.01 of its Form 8-K dated December 31, 2024. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

Green Growth CPAs

10250 Constellation Blvd.

Los Angeles, CA 90067